EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus constituting part of this Registration Statement on Pre-Effective Amendment Number 3 to Form S-1 of our report dated August 12, 2008 on the statement of financial condition of ProShare Capital Management LLC as of December 31, 2007, which appears in such Prospectus. We also consent to the statement with respect to us as appearing under the heading “Experts” in the Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

September 18, 2008